EXHIBIT 99.1

www.dressbarn.com

                                    NEWS RELEASE
CONTACT:
ARMAND CORREIA
SENIOR VICE PRESIDENT & CFO
(845) 369-4600

FOR IMMEDIATE RELEASE
SEPTEMBER 17, 2003


     THE DRESS BARN, INC. REPORTS FISCAL FOURTH QUARTER AND YEAR END RESULTS

SUFFERN, NY - SEPTEMBER 17, 2003 - The Dress Barn, Inc. (NASDAQ - DBRN), one of the nation's leading women's specialty retailers offering quality career and casual fashion apparel at value prices, today reported financial results for its fourth quarter and fiscal year ended July 26, 2003.

Net sales for the quarter ended July 26, 2003 increased 1% to $188.1 million compared to $186.7 million for the same quarterly period last year. Same store sales decreased 2%.

As previously reported, fourth quarter earnings were impacted by a $32 million litigation charge, resulting in an after-tax earnings effect of $20.5 million. This charge resulted in a reported net loss of $8 million, or $0.27 loss per share, compared to net earnings of $13.4 million, or $0.36 per share, for the same quarterly period last year. The Company continues to strongly believe there is no merit for the jury award and is vigorously pursing an appeal. Quarterly net earnings, excluding the effect of this charge, would have been $12.5 million or $0.42 per share, which was favorably impacted by the successful 8 million share Dutch Auction tender offer completed during the year.

Net sales for the fiscal year ended July 26, 2003 were $707.1 million compared to the prior year's $717.1 million. Same store sales decreased 4.6% during this period.

Net earnings for the fiscal year were $8.0 million, or $0.25 per share. This compares to net earnings of $37.9 million, or $1.01 per share last year. Fiscal year net earnings, excluding the effect of the litigation charge, would have been $28.5 million, or $0.89 per share. This year's net earnings per share were favorably impacted by $0.05 per share as a result of the Dutch Auction tender offer.

Elliot S. Jaffe,  Chairman of the Board,  commented:  "Our fourth quarter,  even after excluding the litigation charge, was disappointing, but did show improvement in both sales and earnings performance over the previous quarters. As a result, we are cautiously optimistic heading into the fall season, when sales comparisons become easier."

"The retail climate remains challenging. We will be using conservative management of inventories and costs. Financially, our strong and highly liquid balance sheet gives us the strength and staying power to withstand any further economic weakness, as we continue to grow our business."

As of July 26, 2003, the Company operated 772 stores in 44 states.

As previously announced, The Company will host a conference call on Thursday, September 18, 2003 at 3:00 p.m. (Eastern) to review its fiscal fourth quarter and year end financial results. The conference call will be webcast by CCBN and can be accessed at The Dress Barn, Inc.'s web site at www.dressbarn.com. The dial-in number is (617) 786-2960 and the pass code is 19417493. A replay of the call will be available until October 1, 2003 by dialing (617) 801-6888, the pass code is 94205948.

Statements and comments made in this press release and during the scheduled conference call not historical in nature are "forward-looking statements", within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Such factors may be described in our filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended July 27, 2002 and Form 10-Q for the fiscal quarter ended April 26, 2003. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that the projected results expressed or implied therein will not be realized.

The conference call will be recorded on behalf of The Dress Barn, Inc. and consists of copyrighted material. It may not be re-recorded, re-produced, transmitted or re-broadcast, in whole or in part, without the Company's express written permission. Accessing the call or the rebroadcast represents consent to these terms and conditions. Participation in the call serves as consent to having any comments or statements made appear on any transcript, broadcast or rebroadcast of this call.

The Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
Dollars in thousands except per share amounts


                                                  Thirteen Weeks Ended
                                      ------------------------------------------
                                          July 26,               July 27,
                                              2003                   2002
                                      -------------         --------------

     Net sales                          $188,131   100.0%      $186,697   100.0%
     Cost of sales, including
       occupancy and buying costs        115,853    61.6%       112,431    60.2%
                                      -------------         --------------
     Gross profit                         72,278    38.4%        74,266    39.8%

     Selling, general and
       administrative expenses            49,795    26.5%        49,177    26.3%
     Depreciation expense                  3,631     1.9%         5,606     3.1%
     Litigation charge                    32,000    17.0%           ---
                                      -------------         --------------
     Operating (loss) income             (13,148)   (7.0%)       19,483    10.4%

     Interest income- net                    277     0.2%         1,482     0.8%
     Other income                            381     0.2%           ---
                                      -------------         --------------
    (Loss) earnings before income        (12,490)   (6.6%)       20,965    11.2%
     taxes
     Income tax (benefit) expense         (4,498)   (2.4%)        7,547     4.0%
                                      -------------         --------------
        Net (loss) earnings              ($7,992)   (4.2%)      $13,418     7.2%
                                      =============         ==============
    (Loss) earnings per share:
          Basic:                          ($0.27)                 $0.37
                                      =============         ==============
          Diluted:                        ($0.27)                 $0.36
                                      =============         ==============
     Average shares outstanding
          Basic:                          29,165                 36,465
                                      -------------         --------------
          Diluted:                        29,851                 37,514
                                      -------------         --------------

The Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
Dollars in thousands except per share amounts

                                                 Fifty-Two Weeks Ended
                                      ------------------------------------------
                                          July 26,               July 27,
                                              2003                   2002
                                      -------------         --------------

     Net sales                          $707,121   100.0%      $717,136   100.0%
     Cost of sales, including
       occupancy and buying costs        453,178    64.1%       453,428    63.2%
                                      -------------         --------------
     Gross profit                        253,943    35.9%       263,708    36.8%

     Selling, general and
       administrative expenses           192,466    27.2%       186,375    26.0%
     Depreciation expense                 20,856     3.0%        23,508     3.3%
     Litigation charge                    32,000     4.5%           ---
                                      -------------         --------------
     Operating income                      8,621     1.2%        53,825     7.5%

     Interest income- net                  3,168     0.5%         5,458     0.8%
     Other income                            779     0.1%           ---
                                      -------------         --------------
     Earnings before income taxes         12,568     1.8%        59,283     8.3%

     Income tax expense                    4,524     0.7%        21,342     3.0%
                                      -------------         --------------
        Net earnings                      $8,044     1.1%       $37,941     5.3%
                                      =============         ==============
     Earnings per share:
          Basic:                           $0.26                  $1.04
                                      =============         ==============
          Diluted:                         $0.25                  $1.01
                                      =============         ==============
     Average shares outstanding
          Basic:                          31,219                 36,495
                                      -------------         --------------
          Diluted:                        31,942                 37,516
                                      -------------         --------------

The Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
Dollars in thousands

                                          July 26,               July 27,
ASSETS                                        2003                   2002
                                      -------------         --------------
Current Assets:
     Cash & cash equivalents               $37,551                $83,690
     Marketable securities                 113,897                159,049
     Merchandise inventories               110,348                113,371
     Prepaid expenses and other              9,112                  3,593
                                      -------------         --------------
        Total Current Assets               270,908                359,703
Property and Equipment                     135,904                 93,426
Deferred Income Taxes                       11,255                  5,869
Other Assets                                 4,896                  3,999
                                      -------------         --------------
                                          $422,963               $462,997
                                      =============         ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities                       $163,049               $128,744
Long-Term Debt                              33,021                    ---
Shareholders' Equity                       226,893                334,253
                                      -------------         --------------
                                          $422,963               $462,997
                                      =============         ==============